QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TRAFFIC.COM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TRAFFIC.COM, INC.
851 Duportail Road
Wayne, Pennsylvania 19087

                                     May 24, 2006

DEAR FELLOW STOCKHOLDER:

        On behalf of the Board of Directors, I am pleased to invite you to attend the annual meeting of stockholders of Traffic.com, Inc., to be held on Tuesday, June 27, 2006, at 9:00 a.m. local time, at the Wyndham Valley Forge Suites, 888 Chesterbrook Blvd., Wayne, Pennsylvania 19087. The Notice of Meeting, Proxy Statement and form of proxy are enclosed with this letter.

        At the annual meeting, stockholders will vote on a proposal to elect three persons to serve as Class I directors of Traffic.com and on a proposal to ratify the appointment of Ernst & Young LLP as independent accountants for Traffic.com for the year ending December 31, 2006. Our Annual Report to Stockholders for the year ended December 31, 2005 accompanies this Proxy Statement.

        I am delighted you have chosen to invest in Traffic.com and hope that, whether or not you plan to attend the annual meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy card in the envelope provided. Your vote is important. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

        I look forward to seeing you at the annual meeting.

Very Truly Yours,
Mark J. DeNino Chairman of the Board

DIRECTIONS TO THE TRAFFIC.COM ANNUAL MEETING

Don't forget to check the traffic conditions at www.traffic.com!

Wyndham Valley Forge Suites
888 Chesterbrook Blvd., Wayne, PA 19087
Tel: 610-647-6700

DIRECTIONS TO THE WYNDHAM

From Pennsylvania Turnpike

•
Take Exit 326—VALLEY FORGE. When exit through the toll booth, you will be on Route 76 East
•
Move to your right immediately after going through the toll plaza
•
Exit onto Route 202 South—follow 202 South about 3 miles to the CHESTERBROOK BLVD Exit
•
The Wyndham Valley Forge Suites will be immediately on your RIGHT

From Downtown Philadelphia & Vicinity

•
Take Route 76 West to Route 202 South (near the King of Prussia Mall)
•
Follow 202 South approximately 3 miles to the CHESTERBROOK BLVD Exit
•
The Wyndham Valley Forge Suites will be immediately on your RIGHT

From West Chester/Exton Area

•
Take Route 202 North
•
Continue on Route 202 until you reach the CHESTERBROOK BLVD Exit
•
Turn LEFT onto CHESTERBROOK BLVD (you'll cross over Route 202)
•
The Wyndham Valley Forge Suites will be immediately on your RIGHT

From Philadelphia International Airport

•
Leaving the airport: Take I-95 South (sign says Delaware) until it merges with I-476 (approx. 10 minutes)
•
Take I-476 North (it only goes North from that point) to Exit 6B, which is I-76 West
•
Follow I-76 West to Route 202 South (near the King of Prussia Mall)
•
Follow 202 South approximately 3 miles to the CHESTERBROOK BLVD Exit
•
The Wyndham Valley Forge Suites will be immediately on your RIGHT

TRAFFIC.COM, INC.
851 Duportail Road
Wayne, Pennsylvania 19087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 27, 2006

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Traffic.com, Inc. will be held on Tuesday, June 27, 2006, at 9:00 a.m. local time, at the Wyndham Valley Forge Suites, 888 Chesterbrook Blvd., Wayne, PA 19087, for the following purposes:

  1.
  To elect three Class I Directors, each to serve for a term of three years;

  2.
  To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP, independent certified public accountants, as auditors for Traffic.com for the year ending December 31, 2006; and

  3.
  To act upon any other matters and transact other business as may properly come before the annual meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on May 12, 2006 as the record date for determining the stockholders entitled to receive notice of and to vote at, either in person or by proxy, the annual meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors,
Brian J. Sisko Senior Vice President, Secretary and General Counsel

Your vote is important.

To vote your shares, please sign, date and complete the enclosed proxy card and mail it promptly in the enclosed, postage-paid return envelope.

PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING
OF
TRAFFIC.COM, INC. STOCKHOLDERS

        This Proxy Statement is furnished to the stockholders of Traffic.com, Inc. in connection with the solicitation on behalf of the Board of Directors of Traffic.com of proxies to be voted at the 2006 Annual Meeting of Stockholders of Traffic.com. The Annual Meeting is scheduled to be held on Tuesday, June 27, 2006 at 9:00 a.m. local time, at the Wyndham Valley Forge Suites, 888 Chesterbrook Blvd., Wayne, Pennsylvania 19087.

        This Proxy Statement, the accompanying proxy and Traffic.com's Annual Report to Stockholders were first mailed to Traffic.com's stockholders on or about May 24, 2006.

        All shares represented by properly executed proxies will be voted in accordance with directions on the proxies. If no direction is indicated, the shares will be voted at the Annual Meeting FOR the election of all the named nominees for director and FOR the ratification of the appointment of Ernst & Young LLP as independent accountants for Traffic.com for the year ending December 31, 2006. A stockholder executing and returning a proxy may revoke it at any time before it is exercised by providing written notice to the Secretary of Traffic.com or by voting in person at the Annual Meeting.

        The Board of Directors does not know of any matters to be brought before the Annual Meeting other than the items set forth in the accompanying Notice of Annual Meeting of Stockholders. The enclosed proxy confers discretionary authority to the persons named therein to vote on any other matter that is properly presented for action at the Annual Meeting.

        The cost of solicitation of proxies by the Board of Directors is to be borne by Traffic.com. In addition to the use of the mails, proxies may be solicited by telephone, facsimile and e-mail by the directors, officers and employees of Traffic.com. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Traffic.com may reimburse these custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with the solicitation.

        YOU ARE HEREBY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH IS POSTAGE-PAID IF MAILED IN THE UNITED STATES.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

        At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this proxy statement, including the election of three Class I Directors and the ratification of Ernst & Young LLP as our independent accountants for the year ending December 31, 2006. In addition, management will report on the performance of Traffic.com during the fiscal year ended December 31, 2005 and for the first quarter of fiscal 2006 and respond to appropriate questions from stockholders.

Who is entitled to vote at the meeting?

        Only stockholders of record of shares of common stock at the close of business on May 12, 2006 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, 20,408,941 shares of common stock, the only issued and outstanding voting securities of Traffic.com, were issued and outstanding. If you were a stockholder of record of shares of common stock on the Record Date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting.

What are the voting rights of the stockholders of Traffic.com common stock?

        Each share of common stock is entitled to one vote with respect to each director nominee and one vote on each other proposal submitted to stockholders. Stockholders of record may vote on a matter by marking the appropriate box on the proxy card.

Who can attend the Annual Meeting?

        Any interested person may attend the Annual Meeting.

What constitutes a quorum?

        A majority of the outstanding shares of common stock of Traffic.com, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As of the Record Date, 20,408,941 shares of common stock of Traffic.com were issued and outstanding. Thus, the presence, in person or by proxy, of the stockholders of common stock representing at least 10,204,471 votes will be required to establish a quorum. Directors will be elected by a plurality of the votes of the shares present at the Annual Meeting and entitled to vote on the election of directors, which means that the director nominees receiving the most votes will be elected. Action on all other matters scheduled to come before the Annual Meeting will be authorized by the affirmative vote of the majority of shares present at the Annual Meeting and entitled to vote on such matters. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

How do I vote?

        If you complete and properly sign the accompanying proxy card and return it to our transfer agent, StockTrans, which is located at 44 West Lancaster Ave., Ardmore Pennsylvania 19003, it will be voted as you direct. If you are a stockholder of record and attend the Annual Meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Traffic.com, Brian J. Sisko, either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What does it mean if I receive more than one proxy card?

        It means you hold shares registered in more than one account. Sign and return all proxy cards to ensure that all of your shares are voted.

What are the recommendations of the Board of Directors?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The recommendation of the Board of Directors is set forth with the description of each item in this proxy statement. In summary, the Board of Directors recommends a vote for each of the nominees for director and a vote to ratify the appointment of Ernst & Young LLP as Traffic.com's independent accountants for the year ending December 31, 2006.

What if other matters are presented for determination at the Annual Meeting?

        As of the date of this Proxy Statement, management is not aware of any other matters that will be presented for determination at the Annual Meeting other than those referred to in the accompanying Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting calling for a vote of stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Who pays the expenses incurred in connection with the solicitation of proxies?

        Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail. In addition, our directors, officers and employees may solicit proxies personally, by e-mail, telephone, fax or letter. We may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of shares of Traffic.com.

How may I get additional copies of the Annual Report?

        Our Annual Report for the year ended December 31, 2005, including financial statements, is included in the envelope in which these proxy materials were mailed to you. The Annual Report is also available online at http://investor.traffic.com/results.cfm under "Annual Reports". For additional printed copies, please contact our Investor Relations representative by e-mail at ir@traffic.com, or by mail to Investor Relations c/o Traffic.com, Inc. 851 Duportail Road, Wayne Pennsylvania 19087 or by telephone at 610-725-9700.

How may I receive material through the Internet?

        As described more specifically in the immediately preceding question, you may obtain copies of our proxy materials, Annual Report and other information under the Investor Relations section of our website, http://investor.traffic.com/index.cfm. You can also register at this same location to receive e-mail alerts or when we post new information on our website. Click on http://investor.traffic.com/alerts.cfm to access the news and alerts subscription section of the website.

ELECTION OF DIRECTORS

Proposal No. 1

        Traffic.com's Fifth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that its directors are to be classified into three classes, Class I, Class II and Class III, with the directors in each class serving for three-year terms and until their successors are elected.

        The terms of our current Class I directors expire at our Annual Meeting. The Board of Directors has nominated Mark J. DeNino, Samuel A. Plum and Tom A. Vadnais, each of whom is currently a Class I Director, for re-election as Class I Directors. If elected, these nominees will serve for a three-year term which expires at Traffic.com's annual meeting of stockholders in 2009 or until their successors are duly elected and qualified. Information regarding Messrs. DeNino, Plum and Vadnais, as well as the other persons who are expected to serve on our Board of Directors following the Annual Meeting, is set forth below.

        The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any nominee should subsequently become unavailable to serve as a director, the persons named as proxies may, in their discretion, vote for a substitute nominee designated by the Board of Directors or, alternatively, the Board of Directors may reduce the number of directors to be elected at the Annual Meeting.

        The Board of Directors recommends that stockholders vote FOR the election of all three nominees. Proxies solicited by the Board of Directors will be so voted except where authority has been withheld.

Nominees for Election as Directors

        CLASS I DIRECTORS

        The following three Class I Directors are standing for re-election at the Annual Meeting for terms expiring at the Company's annual meeting in 2009.

        Mark J. DeNino has served as one of our directors since October 1998 and is the chairman of our Board. In 1994, Mr. DeNino joined TL Ventures, a national venture capital firm that invests in software, information technology infrastructure and services, communications, semiconductor and biotechnology industries, as a Managing Director. During his tenure, Mr. DeNino has been extensively involved in the creation, incubation, development and consolidation of a number of information technology and communications companies. He is also the co-founder of, and senior advisor to, EnerTech Capital, a venture capital firm specializing in investment opportunities emerging from the reshaping and convergence of the energy, utility and telecommunications industries. Mr. DeNino is on the board of directors of a number of TL portfolio companies. Mr. DeNino has a B.S. degree in Finance and Accounting from Boston College and an M.B.A. from the Harvard Graduate School of Business Administration.

        Samuel A. Plum has served as one of our directors since September 2004. Since 1996, he has served as General Partner of SCP Private Equity Partners, a private equity fund manager. From 1989 to 1993, he served as the president and chief executive officer of Charterhouse, Inc. and Charterhouse North American Securities, Inc., the U.S. based investment banking and brokerage firms of Charterhouse PLC, a London based merchant banking firm. From 1973 to 1989, he served in various capacities, including managing director and partner, in, respectively, PaineWebber, Inc. and its predecessor firm, Blyth Eastman Dillon & Co. Inc. He is currently a member of the board of directors of Index Stock Imagery, Inc., a provider of visual imagery to businesses and consumers; Metallurg Holdings Inc., a holding company for Metallurg, Inc.; a leading international producer and seller of high quality metal alloys; Pentech Financial Services, Inc., an equipment financing company; and, Pac-West Telecomm, Inc., a telecommunications company. He holds a B.A. in American History from Harvard University and a M.B.A. from the Harvard Graduate School of Business Administration.

        Tom A. Vadnais was appointed as one of our directors effective May 8, 2006. Mr. Vadnais has served as Executive Vice President of the Commission Junction & Technology Divisions of Value Click, Inc. since 2005. Mr. Vadnais is also a member of the board of directors of ValueClick, Inc., (Nasdaq: VCLK), a provider of digital marketing solutions and advertising technology tools. He has served as a director of ValueClick since October 2001. From April 2001 to October 2001, Mr. Vadnais was President, Chief Executive Officer and a director of Mediaplex, Inc., a provider of technology-based marketing and products and services. Prior to joining Mediaplex, Mr. Vadnais was the Executive Vice President of Professional Services for Compuware Corporation, a software and professional services provider for IT professionals, where he was retained to perform the integration of Data Processing Resources Corporation (DPRC) and managed mergers and acquisitions. Mr. Vadnais was the President and Chief Operating Officer of DPRC, prior to its acquisition by Compuware. From 1992 to 1999, Mr. Vadnais was the President and Chief Operating Officer of Tascor, Inc., a wholly-owned subsidiary of Norrell Inc., where he was a member of Norrell's board of directors. Until 1992, Mr. Vadnais worked at IBM for twenty-three years in various management roles, where he had experience in sales, marketing, and as Vice President of Operations. He graduated with a B.A. from the University of California, Los Angeles, and an M.B.A. from Golden Gate University and has also completed the Advanced Management Program at the Harvard Business School.

Other Continuing Directors

        CLASS II DIRECTORS

        The following two persons are Class II Directors. Their terms expire at the Company's annual meeting in 2007.

        David L. Jannetta is one of our co-founders and has served as our President and as one of our directors since inception. Prior to co-founding our company, he was a principal of The Jannetta Company, a consultant group and developer of government and private sector projects. He also served as Secretary of General Services for the Commonwealth of Pennsylvania with responsibilities in construction, central purchasing, real estate and maintenance programs. He currently serves on the board of directors of the Intelligent Transportation Society of America and is a member of the Congressional ITS Caucus Advisory Committee. He holds a B.S. in engineering from the U.S. Air Force Academy, an M.A.P. in Public Administration from Webster College, and an M.S. in Operations Management from the University of Arkansas. In connection with our Company's obligation to comply with the NASDAQ requirement that a majority of the members of our company's Board of Directors be "independent" by January 24, 2007, Mr. Jannetta and our company have agreed that he will voluntarily resign from the Board of Directors prior to January 24, 2007, most likely upon the appointment of an additional "independent" director to the Board of Directors who will replace Mr. Jannetta on the Board. In connection with this arrangement, we have agreed with Mr. Jannetta that, upon his resignation from the Board, the Company will cause to be vested one-half of any unvested stock options which he holds as of such date. Mr. Jannetta's resignation from the Board will not have any impact on his status as a member of our senior management.

        John H. Josephson has served as one of our directors since September 2004. He has been employed since August 1987 by Allen & Company LLC, an investment bank, and its predecessor, presently as Managing Director. He is also a member of the board of directors of Sesac Holdings, Inc., an organization that licenses performance rights to copyrighted musical compositions to establishments such as cable and broadcast television networks and radio stations. He holds an A.B. in Economic History from Cornell University and an M.B.A. from the Harvard Graduate School of Business Administration.

        CLASS III DIRECTORS

        The following two persons are Class III Directors. Their terms expire at the Company's annual meeting in 2008.

        George MacKenzie has served as one of our directors since December 2005. Mr. MacKenzie was recently elected Chairman of the Board of American Water, a water resource company and subsidiary of RWE group, a multi-utility company based in Germany. From January 2006 through April, 2006, he served as America Water's interim chief executive officer. He served as interim chief executive officer of C&D Technologies, Inc., a New York Stock Exchange listed producer and marketer of electrical power storage and conversion products, between March 2005 and July 2005. He also served as executive vice president and chief financial officer of Glatfelter, a New York Stock Exchange listed producer and global supplier of specialty papers, between September 2001 and June 2002. He served in various capacities at Hercules, Inc., a global manufacturer of chemical specialties, between May 1979 and June 2001, including vice chairman and chief financial officer, the latter position which he held from 1995 to June 2001. He is currently a member of the board of directors of C&D Technologies and Safeguard Scientifics, Inc., a New York Stock Exchange listed operating company of technology and life sciences companies. He holds a B.S. in Business Finance and Economics from the University of Delaware and an M.B.A. from the University of Chicago.

        Robert N. Verratti has served as our Chief Executive Officer and a director since October 2003. In 1998, Mr. Verratti joined TL Ventures, a national venture capital firm that invests in software, information technology infrastructure and services, communications, semiconductor and biotechnology industries where he was a Venture Partner from 1998 to July 2000 and Managing Director from July 2000 to October 2003. He has served as Chief Executive Officer of National Media Corporation, at the time, a New York Stock Exchange listed multi media marketing company and a TL portfolio company; Total Care Systems, a group care living facilities provider; Great Western Cities, a land development subsidiary of Hunt International Resources; and Globe Ticket, a specialty printing company. He also serves on the boards of directors of OE Waves, Inc., an oscillator technology company and eNom, Inc., a domain name registration company. He holds a B.S. in engineering from the United States Naval Academy and served as a nuclear trained submarine officer in the U.S. Navy.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Committees of the Board of Directors

        Our board of directors has established an audit committee, a compensation committee and a nominations committee as standing committees. Pursuant to our bylaws, our Board of Directors may from time to time establish other committees to facilitate the management of our business and operations.

Audit Committee and Audit Committee Financial Experts

        Our audit committee currently consists of Mr. DeNino, Mr. MacKenzie (chairperson) and Mr. Plum. Our Board of Directors has determined that two members of our audit committee, Mr. Plum and Mr. MacKenzie, are "independent directors" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards and SEC rules. All of the members of the audit committee must be independent by the first anniversary of our listing on The Nasdaq National Market. Each member of our audit committee is financially literate. In addition, Mr. MacKenzie and Mr. Plum serve as our audit committee "financial experts" within the meaning of Item 401(h) of Regulation S-K of the Securities Act. The Board has determined that all of the members of our audit committee have the financial sophistication required under The Nasdaq National Market rules. Our audit committee assists our Board of Directors in its oversight of the integrity of our financial statements and oversees the qualifications, independence and performance of our independent auditor. The audit committee has the sole direct responsibility for the selection, appointment, evaluation and retention of our independent auditors and for overseeing their work. All audit services and non-audit services to be provided to us by our independent auditors must be approved in advance by our audit committee. Ernst & Young LLP currently serves as our independent auditors. Our Board of Directors has adopted a written charter for the audit committee which is available on our website at http://investor.traffic.com/governance.cfm under "Corporate Governance—Charter Information." A copy of the Audit Committee charter is attached to this Proxy Statement as Appendix A.

Audit Committee Report

        The Audit Committee has reviewed the audited consolidated financial statements of Traffic.com, Inc. for the fiscal year ended December 31, 2005, and discussed them with management and the Company's independent accountants, Ernst & Young LLP. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by the U.S. Statement of Auditing Standards SAS No. 61, as amended (Communication with Audit Committees).

        The Audit Committee has also received from Ernst & Young the written disclosures and letter required by the U.S. Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), ands the Audit Committee has discussed with Ernst & Young their independence from the Company and from the Company's management.

        Based on the Audit Committee's review of the 2005 audited consolidated financial statements, discussions with Company management and with Ernst & Young, the representations of management to the Audit Committee, the representations of Ernst & Young included in their report on the Company's consolidated financial statements and otherwise on Ernst & Young's report, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

                      Audit Committee
                      George MacKenzie (Chairman)
                      Mark J. DeNino
                      Samuel A. Plum

Nominations Committee

        Our Board of Directors has a nominations committee which consists of three members, Mr. DeNino (chairperson), Mr. Vadnais and Mr. Plum. Our board of directors has determined that two members of our nominations committee, Mr. Plum and Mr. Vadnais, are independent under The Nasdaq National Market and SEC rules. All of the members of the nominations committee must be independent by the first anniversary of our listing on The Nasdaq National Market. Our nominations committee is responsible for soliciting, evaluating and recommending individuals for membership on our Board of Directors and overseeing evaluations of the board of directors, its members and committees of the board of directors. Our Board of Directors has adopted a written charter for the nominations committee which is available on our website at http://investor.traffic.com/governance.cfm under "Corporate Governance—Charter Information."

Minimum Qualifications

        The Company does not currently set specific criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the Nasdaq National Market and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers; board experience; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to board of directors' duties.

        For more information regarding nominations of Director Candidates by stockholders, see "Stockholder Proposals for the 2007 Annual Meeting of Stockholders" below.

Compensation Committee Interlocks and Insider Participation

        Our compensation committee currently consists of Mr. DeNino, Mr. MacKenzie and Mr. Plum (chairperson). Our Board of Directors has determined that two members of our compensation committee, Mr. MacKenzie and Mr. Plum, are independent under the National Association of Securities Dealers listing standards and SEC rules. All of the members of the nominations committee must be independent by the first anniversary of our listing on The Nasdaq National Market. Our compensation committee reviews and makes recommendations to our Board of Directors regarding the compensation and benefits of our executive officers and senior management, administers our stock incentive and employee stock purchase plans and reviews and makes recommendations to our Board of Directors with respect to incentive compensation and equity plans. Our Board of Directors has adopted a written charter for the compensation committee which is available on our website, http://investor.traffic.com/governance.cfm under "Corporate Governance—Charter Information."

        Our compensation committee currently determines the compensation levels of our executive officers as described above. None of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any entity of which an executive officer is expected to serve as a member of our compensation committee.

Director Compensation

        Prior to 2006, our directors did not receive cash fees as compensation for their services, but non-employee directors were eligible to receive non-statutory stock options under our 1999 Non-Employees' Stock Plan. On December 16, 2005, our Board of Directors modified the terms of options granted on November 15, 2004 to each of John H. Josephson and Samuel A. Plum to acquire 16,666 shares of Common Stock at $0.75 a share under the 1999 Non-Employees' Stock Plan. Pursuant to this modification, the 12,500 unvested shares under each of these options became exercisable in full.

        In October 2005, our Board of Directors approved a non-employee director compensation program pursuant to which, starting on January 24, 2006, each non-employee director would receive an annual retainer of $25,000. In addition, each committee chairperson would receive an annual retainer of $3,000 and each committee member (other than the chairperson) would receive an annual retainer of $2,000. In addition, pursuant to such program, upon completion of our public offering, each non-employee director at the time was granted an option to purchase 8,500 shares of our common stock at an exercise price equal to the fair market value at the time of the grant. Consistent with such program, effective upon Mr. Vadnais' appointment to the Board of Directors on May 8, 2006, he was issued an option to purchase 8,500 shares of our common stock at an exercise price equal to the fair market value at that date. Pursuant to such program, half of each of these option grants vested immediately upon grant and the remainder will vest on the first anniversary of grant. All of such options have been issued under our 2005 Long Term Incentive Plan.

        In Spring of 2006, our Board commissioned a compensation review by an independent firm of consultants regarding the adequacy of our director compensation packages in terms of our ability to attract and retain as directors qualified personnel with the types of experience and backgrounds deemed appropriate for a publicly-traded company of our size operating in our industry. Based on this study and on the actual feedback received by us during the course of actively recruiting potential board candidates, effective May 23, 2006, the Board approved a revision to the equity component of our directors' compensation package as follows: Going forward, each new non-employee director appointed or elected to the Board will receive, upon being appointed or elected to the Board, a grant of an option to purchase 12,500 shares of our common stock at an exercise price equal to the fair market value at the date of grant. In connection with such change and in order to bring their 2006 option grants in line with the revised director compensation packages for new additions to the Board, as of May 23, 2006, each existing non-employee director of the Company was granted, effective immediately, options to purchase an additional 4,000 shares of our common stock at an exercise price equal to the fair market value as of the date of grant. Half of each of these option grants vested immediately upon grant and the remainder will vest on the first anniversary of grant. In each subsequent year of a non-employee director's service on our Board, each continuing non-employee director will be granted an option to purchase 4,000 shares of our common stock at an exercise price equal to the fair market value at the time of the grant. These options will vest one year from the date of grant. We will reimburse all of our directors for reasonable travel, lodging and other expenses related to their service on our Board of Directors.

Attendance at Meetings

        The Board of Directors held four meetings during 2005. The Audit Committee held one meeting in 2005. The Compensation Committee and the Nominating Committee did not meet in 2005. All Directors attended at least 75% of the aggregate total number of all meetings of the Board of Directors and committees of the Board of Directors on which they served during 2005.

        It is the Board's and our Company's policy that all Board members attend our Company's annual meetings. It is anticipated that all candidates for re-election and all continuing members of the Board of Directors will attend the Annual Meeting.

Communicating with the Board of Directors

        Any stockholder of the Company who wishes to communicate directly with our Board of Directors, or any individual members of the Board, may do so by writing to the Corporate Secretary, Traffic.com, Inc., 851 DuPortail Road, Wayne, PA 19087. Please specify to whom your correspondence should be directed. Once the correspondence is received, it will be reviewed by the Corporate Secretary and forwarded appropriately. Product complaints or inquiries, new product suggestions, surveys, solicitations, advertisements, job applications, requests for donations and other inappropriate correspondence will not be forwarded. All other suitable correspondence will be promptly forwarded.

Director Independence

        Pursuant to the Nasdaq Marketplace Rules, a company listing its stock for trading on the Nasdaq National Market in connection with its initial public offering has 12 months from the date of listing to comply with the majority independent director requirement in Rule 4350(c). Furthermore, a company listing its stock for trading on the Nasdaq National Market in connection with its initial public offering is permitted to phase in its compliance with the independent committee requirements set forth in Nasdaq Marketplace Rule 4350(c) as follows: (1) one independent director is required on each committee at the time of listing; (2) a majority of independent directors are required for each committee within 90 days of listing; and (3) committees are required to be comprised entirely of independent directors within one year of listing. Accordingly, the Company has until January 24, 2007 to meet both the majority independent member board requirements and the all independent director for committees requirements of the Nasdaq Marketplace Rules. The Company currently complies with all applicable Nasdaq Marketplace and SEC rules regarding director independence. An "Independent director" is defined in Nasdaq Marketplace Rule 4200 and the SEC rules.

Code of Business Conduct and Ethics

        The Board of Directors has adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is publicly available on the Company's website at http://investor.traffic.com/governance.cfm under the "Corporate Governance—Code of Ethics" captions. If the Company makes any amendments to the Code of Business Conduct and Ethics for its senior officers, financial and reporting persons or directors (other than technical, administrative, or other non-substantive amendments), or grants any waivers, including implicit waivers, from a provision of this code to such persons, the Company will disclose the nature of the amendment or waiver, its effective date and to whom it applies on its website or in a Current Report on Form 8-K filed with the SEC.

RATIFICATION OF INDEPENDENT ACCOUNTANTS

Proposal No. 2

        The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP, independent certified public accountants, to audit the books, records and accounts of Traffic.com and its subsidiaries for the year ending December 31, 2006, subject to ratification of this appointment by Traffic.com's stockholders. Ernst & Young has served as independent accountants for Traffic.com since year 2000 and are considered well qualified. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

        The Board of Directors recommends that the stockholders vote FOR the ratification of Ernst & Young. Proxies solicited by the Board of Directors will be voted for the ratification of Ernst & Young unless stockholders specify in their proxies a contrary choice.

Audit and Other Fees

        In addition to retaining Ernst & Young to audit our financial statements, from time to time, we engage Ernst & Young to perform other services. The following table sets forth the aggregate fees billed by Ernst & Young in connection with services they have rendered during the past two fiscal years.

Type of Fee	2004	2005
Audit Fees(1)	$75,000	$1,550,000
Audit-Related Fees	3,000	0
Tax Fees(2)	30,000	35,000
All Other Fees	—	0
Total Fees for Services Provided	$108,000	$1,585,000

(1)
Audit fees represent fees for professional services rendered for the audit of our financial statements, review of interim financial statements and services normally provided by the independent auditor in connection with regulatory filings, including our Form S-1 filing for our initial public offering.

(2)
Tax fees are for tax compliance.

  Our Audit Committee Charter provides that the Audit Committee shall pre-approve all services to be provided to the Company by Ernst & Young provided that de-minimus non-audit services may be approved in accordance with applicable SEC rules.

DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN KEY EMPLOYEES

        Set forth below is certain information regarding our continuing directors and executive officers.

Name	Age	Position
Robert N. Verratti	63	Chief Executive Officer and Director
David L. Jannetta	53	President and Director
Christopher M. Rothey	35	Chief Operating Officer
Andrew Maunder	49	Chief Financial Officer
Joseph A. Reed	41	Chief Information Officer
Brian J. Sisko	45	Chief Legal Officer, Senior Vice President and General Counsel
Mark J. DeNino	52	Chairman of the Board
John H. Josephson	44	Director
George MacKenzie	57	Director
Samuel A. Plum	62	Director
Tom A. Vadnais	58	Director

        Set forth below is certain information regarding certain of our key employees.

Name	Age	Position
Michael Nappi	51	Senior Vice President, Business Development
William Powers	39	Senior Vice President, Sales
Peter Doyle	57	Senior Vice President, Media Affiliation
Brian Smyth	38	Senior Vice President, Software Development
Peter Menninger	44	Senior Vice President, Operations and Systems Architecture

        Set forth below is information regarding the executive officers and certain key employees of Traffic.com who are not otherwise described above.

        Andrew Maunder has served as our Chief Financial Officer since April 2005. Prior to joining us, in January 2003, he co-founded Kayak Interactive Corporation, a publisher of mobile games and a spinout of Valaran Corporation, a New Jersey based software company. Mr. Maunder served as Chief Executive Officer of Kayak Interactive Corporation from January 2003 to August 2004, and as Chief Financial Officer from September 2004 until March 2005. He served as Chief Executive Officer of Valaran Corporation from May 2000 to October 2003. From September 1994 to December 1999, Mr. Maunder served as President and Chief Executive Officer of Telesciences Inc., a New Jersey based telecommunications software company. Mr. Maunder qualified as an accountant with the Chartered Institute of Management Accountants, studying at Thames Valley University, Slough, Bucks, England.

        Christopher M. Rothey has served as our Chief Operating Officer since October 2003, previously serving as Product Marketing Director from May 2000 to September 2001, Vice President, Product Marketing from September 2001 to September 2002, and Senior Vice President, Strategy & Development from September 2002 to October 2003. Prior to joining us, Mr. Rothey served as a nuclear trained submarine officer in the U.S. Navy. While a student at the University of Pennsylvania, Mr. Rothey and Michael D. Burns, another of our founders, designed a wireless traffic sensor system which evolved into the basis for our company. Mr. Rothey holds a B.S.E. in Finance from the Wharton School of the University of Pennsylvania and a B.S. in Electrical Engineering as well as a Masters in Electrical Engineering from the University of Pennsylvania.

        Joseph A. Reed has served as our Chief Information Officer since January 2000 and is responsible for all of our information technology initiatives and operations and the deployment of our proprietary sensor network across the United States. He also is responsible for our traffic data gathering operations, which include radio and television studios, producers and talent. He brings us thirteen years of IT and operations experience. Prior to joining us, he was Principal Equivalent, Director of Internet Development at Towers Perrin, a global consulting firm and Senior Vice President, Electronic Brokerage at Reuters responsible for developing retail trading and information systems for large financial institutions. Mr. Reed holds a B.A. in Computer Science from Temple University.

        Brian J. Sisko has served as our Chief Legal Officer, Senior Vice President and General Counsel since February 2006. Prior to joining us, Mr. Sisko was Chief Operating Officer of Warp Technology Holdings, Inc. a public holding company for enterprise software businesses, from February 2005. From February 2002 to March 2005, Mr. Sisko ran B/T Business and Technology, which served as an advisor and strategic management consultant to a variety of public and private companies. From April 2000 to January 2002, he was Managing Director of Katalyst, LLC, a venture capital and operational advisory firm. Mr. Sisko also previously served as Senior Vice President—Corporate Development and General Counsel of National Media Corporation, at the time a New York Stock Exchange listed multi media marketing company. In addition, Mr. Sisko was a partner in the Corporate Finance/Mergers and Acquisitions practice group of the Philadelphia based law firm, Klehr, Harrison, Harvey, Branzburg & Ellers. Mr. Sisko has also taught as an adjunct professor in the MBA program of the Fox School of Business at Temple University. He earned his J.D. from The Law School of the University of Pennsylvania and his B.S. from Bucknell University.

        Peter Doyle has served as Senior Vice President, Media Affiliation, since March 2004. From February 1999 to February 2003 Mr. Doyle was President of Interep/Independents, an advertising sales and marketing company specializing in radio, the Internet and complementary media. From 1987 to 1998, he served as President of McGavren Guild, the largest of the independent representative firms within Interep. He holds a B.A. in Political Science from Princeton University.

        Peter Menninger has served as our Senior Vice President of Operations and Systems Architecture since January 2005 and is responsible for system design, network communications, broadcast engineering and daily operation of our production services. From March 2000 through January 2005, he was our Vice President of Operations and Systems Architecture. He brings us 17 years of systems operation and design experience. For the seven years prior to joining us, he was Vice President of Operations and System Architecture at Reuters Group Plc where he developed trading systems architectures for large financial institutions. Other previous experience includes the Philadelphia Stock Exchange, Unisys, CA Electronics, and XRT Inc. He holds a B.S. in computer information sciences from the University of Delaware.

        Michael Nappi has served as our Senior Vice President of Business Development since September 2004. Prior to joining us, from November 2002 to January 2004, he was the Senior Vice President of Worldwide Sales & Business Development at Webraska, Inc., a worldwide provider of navigation solutions for wireless carriers and service providers. From May 1992 to February 2002, he was Vice President and General Manager of MapQuest.com, a worldwide provider of map and travel information. He holds both a B.S. in Biology and a B.A. in Geology from Kent State University.

        William Powers joined us in 1999 and has served as Senior Vice President of Sales since October 2003. Prior to joining us, from 1997 to 1999, he served as an account executive with Westwood One, Inc., a provider of news and entertainment programs to radio stations, in its Shadow Traffic Boston office. He also served as an account executive with American Radio Sports from 1996 to 1997.

        Brian Smyth has served as our Senior Vice President of Software Development since January 2005 and is responsible for all software development initiatives. From March 2000 through January 2005, he was our Vice President of Software Development. From April 1998 through March 2000, he was Vice President, Component Development Manager of Bank One, leading a development team for Bank One's credit card middleware systems. From October 1994 through April 1998, Mr. Smyth was Senior Project Lead at Reuters Group Plc where he led development for Internet trading applications for large financial institutions. Other previous experience includes GE Aerospace/Martin Marietta and International Business Machines. He holds a B.S. in computer science from Pennsylvania State University.

EXECUTIVE COMPENSATION

        The following table shows all compensation provided for 2003, 2004 and 2005 to our current chief executive officer and our four other most highly compensated executive officers, whose aggregate salary, bonus and other compensation exceeded $100,000 during the fiscal year ended December 31, 2005. We refer to them as "named executive officers."

Summary Compensation Table

									Long-Term Compensation
	Annual Compensation
Name and Principal Position(5)								Other Annual Compensation	Restricted Stock Award			Securities Underlying Options	LTIP Payouts ($)	All Other Compensation
	Year	Salary			Bonus
Robert N. Verratti(1) Chief Executive Officer	2003 2004 2005	$ $ $	65,444 300,000 300,000	(1)	$	— — 261,009	(5)	— — —	$	— 38,899 —	(3)	— — 83,333	— — —	— — —
David L. Jannetta President	2003 2004 2005	$ $ $	185,000 185,000 200,000		$ $ $	16,200 16,200 2,700		— — —		— — —		390,999 533 —	— — —	— — —
Joseph A. Reed Chief Information Officer	2003 2004 2005	$ $ $	185,000 185,000 200,000		$	— — 40,000	(5)	— — —		— — —		59,666 — 12,666	— — —	— — —
Christopher M. Rothey Chief Operating Officer	2003 2004 2005	$ $ $	145,000 181,666 200,000	(2)	$	— — 45,000	(5)	— — —		— — —		58,666 66,666 5,183	— — —	— — —
Andrew Maunder(4) Chief Financial Officer	2005		$137,179	(4)		$122,000	(5)	—		—		58,333	—	—

(1)
Mr. Verratti joined us in October 2003.

(2)
Mr. Rothey's base salary was increased to $185,000 on February 1, 2004, following his promotion to Chief Operating Officer in October 2003.

(3)
On August 23, 2005, the Board of Directors approved the immediate accelerated vesting of all unvested shares of Mr. Verratti's restricted stock.

(4)
Andrew Maunder joined us as our Chief Financial Officer on April 25, 2005. His base salary in 2005 was $200,000.

(5)
Includes cash bonuses approved by the compensation committee of the Board, and paid, in February, 2006 in the following amounts: Mr. Verratti—$60,000, Mr. Reed—$40,000, Mr. Rothey—$45,000, and Mr. Maunder—$40,000.

Option Grants in Last Fiscal Year; Individual Grants

        The following table contains information concerning stock options granted during the fiscal year ended December 31, 2005 to the named executive officers.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
		Percent of Total Options Granted to Employees in Fiscal Year 2005
Name	No. of Securities Underlying Options Granted(1)		Per Share Exercise Price	Expiration Date
					5%	10%
					(in thousands)
Robert N. Verratti	83,333	42.5%	$4.92	2015	$1,141	$1,948
Joseph A. Reed	4,333	2.2%	$4.92	2015	$ 56	$ 96
Joseph A. Reed	8333	4.2%	$ .75	2015	$ 142	$ 220
Christopher M. Rothey	5,183	2.6%	$4.92	2015	$ 71	$ 121
Andrew Maunder	58,333	29.7%	$4.92	2015	$ 799	$1,364

(1)
The options vest 25% after one year and 6.25% each fiscal quarter thereafter, and will be fully vested four years after the date of grant.

(2)
The potential realizable value is calculated based on the term of the option at the time of grant. Assumed rates of stock price appreciation of 5% and 10% are prescribed by rules of the Securities and Exchange Commission and do not represent our prediction of our stock price performance. There was no public trading market for our common stock as of December 31, 2005. Accordingly, as permitted by the rules of the Securities and Exchange Commission, we have calculated the potential realizable values at 5% and 10% appreciation by assuming that the initial public offering price of $12.00 appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

Option Exercises and Fiscal Year-End Option Values

        The following table contains information with respect to options exercised during 2005 and the value of unexercised options held as of December 31, 2005 for the named executive officers.

			Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
					(in thousands)
Robert N. Verratti	—	—	—	83,333	$ —	$ 590
David L. Jannetta	—	—	310,587	165,112	$3,173	$1,799
Joseph A. Reed	6,666	$72	85,564	37,103	$ 841	$ 384
Christopher M. Rothey	—	—	74,040	66,474	$ 702	$ 689
Andrew Maunder	—	—	—	58,333	$ —	$ 413

(1)
There was no public trading market for our common stock as of December 31, 2005. Accordingly, as permitted by the rules of the Securities and Exchange Commission, we have calculated the value of unexercised in-the-money options at fiscal year-end using the initial public offering price of $12.00.

Equity Compensation Plan Information

        We have three equity incentive plans: our 2005 Long-Term Incentive Plan (the 2005 Plan), our 1999 Long-Term Incentive Plan and our 1999 Non-Employee's Stock Plan (the 1999 Plans). Our 2005 Plan was approved by stockholders on January 18, 2006 and became effective on January 24, 2006. As of December 31, 2005, a total of 2,511,372 shares of our common stock had been reserved for issuance under the 1999 plans. In January 2006 an additional 1,750,000 shares of common stock were reserved for issuance under the 2005 Plan. All outstanding options and warrants at December 31, 2005 were granted under our 1999 Plans. All future awards will be made under the 2005 Plan. The following table provides information as of December 31, 2005 with respect to shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	2,435,477	$2.13	75,895

Employment Agreements, Termination of Employment and Change in Control Arrangements

        We have entered into employment-related agreements with our executive officers, the terms of which are summarized below.

  Chief Executive Officer

        We entered into an employment agreement with Robert N. Verratti, our Chief Executive Officer, on October 1, 2004, pursuant to which he received an initial base salary of $300,000. Mr. Verratti currently receives a base salary of $310,500. Under the agreement, Mr. Verratti also purchased 432,214 shares of common stock at a purchase price of $0.75 per share. Of these shares, 324,160 (or 75%) were fully vested immediately, and the remaining shares were to vest in 12 monthly installments beginning November 1, 2004. On August 23, 2005, the Board of Directors approved the immediate accelerated vesting of all remaining unvested shares of his restricted stock. If within four years from October 16, 2003, we (i) merge or consolidate with another company or (ii) issue or sell our securities or the securities of another entity that we spin off, or from which we split, and in which Mr. Verratti receives an equity interest, Mr. Verratti will be entitled to a bonus of 3% of the gross proceeds from such transaction less the value of, or consideration previously received from the sale of, his restricted stock or other equity interest received as a direct result of his ownership of the restricted stock. This bonus is capped at a fixed amount per year and will be forfeited if Mr. Verratti's employment is terminated for cause. If Mr. Verratti's employment is terminated without cause or he voluntarily terminates employment with us, he will be entitled to this bonus. On August 23, 2005, the Board of Directors also approved paying a bonus of $160,000 to Mr. Verratti, to cover any tax liability that Mr. Verratti may incur under Section 83(b) of the Internal Revenue Code with respect to his restricted stock. On February 16, 2006 the compensation committee of the Board of Directors approved a cash bonus in the amount of $60,000 payable immediately to Mr. Verratti related to his performance on behalf of our Company in 2005. Effective May 23, 2006, The Board of Directors approved an amendment to Mr. Verratti's employment agreement which provides that, in the event of a "change in control" of our company, 1) he will have the right to receive a lump sum payment equal to one year's base salary, if he is terminated, or if he voluntarily resigns; 2) any unvested options held by him will become vested and he will have 90 days from termination or resignation to exercise any options he holds. For purposes of this amendment to Mr. Verratti's employment agreement (as well as the amendments to the employment agreements of other members of our senior management described below), "change in control" will mean (x) a merger, consolidation, or issuance or sale of our company's securities, in which securities possessing more than fifty percent (50%) of the total combined voting power of our company's (or any successor's) outstanding securities are transferred to a person or persons different from the persons holding such securities immediately prior to such transaction, or (y) the sale, transfer or other disposition of all or substantially all of our company's (or any successor's) assets to a party other than a subsidiary of our company. The protections afforded Mr. Verratti will apply for a period of three months prior to any change in control and for a period of 12 months after any change in control. We are in the process of reducing the described amendment into a definitive document.

  President

        We entered into an employment agreement with David L. Jannetta, our President, as of October 7, 1999, pursuant to which Mr. Jannetta receives an annual base salary as determined by our Board of Directors. Mr. Jannetta's annual base salary is currently $207,000. If he is terminated without cause, Mr. Jannetta will be entitled to all compensation earned through the date of termination, and payments at the rate of his then base salary for a period of six months after termination. Mr. Jannetta will receive no compensation if he is terminated for cause or because of his voluntary termination. If Mr. Jannetta terminates his employment, he is prohibited from managing, advising or owning more than 1% of stock in a company that derives more than 10% of its business from collecting, managing and distributing real-time and historical traffic and logistics data for a period of two years after termination. Effective May 23, 2006, The Board of Directors approved an amendment to Mr. Jannetta's employment agreement which provides that, in the event of a "change in control" of our company, 1) he will have the right to receive a lump sum payment equal to six months' base salary if he is terminated without cause or if he resigns for good reason (an adverse change in compensation, a change and/or diminution in duties, a forced relocation, etc.); 2) any unvested options held by Mr. Jannetta will become vested and he will have 90 days from termination or resignation to exercise any options he holds. The protections afforded Mr. Jannetta will apply for a period of two months prior to any change in control and for a period of 12 months after any change in control. The amendments are intended to replace the severance provisions which would otherwise apply under his existing employment agreement in the event of a change in control. We are in the process of reducing the described amendment into a definitive document.

  Chief Operating Officer

        We entered into an employment letter agreement with Christopher M. Rothey in March 9, 2000 under which he became our Product Marketing Director at a base salary of $90,000. Mr. Rothey was later promoted to serve as our Chief Operating Officer and currently receives an annual base salary of $207,000. As part of the letter agreement, Mr. Rothey received a stock option to purchase 6,666 shares of our common stock at an exercise price of $3.99 per share, vesting in 16 equal quarterly installments over a four-year period. On February 16, 2006 the compensation committee of the board of directors approved a cash bonus in the amount of $45,000 payable immediately to Mr. Rothey related to his performance on behalf of the Company in 2005. Effective May 23, 2006, The Board of Directors approved an amendment to Mr. Rothey's employment agreement which provides that, in the event of a "change in control" of our company, 1) he will have the right to receive a lump sum payment equal to six months' base salary if he is terminated without cause or if he resigns for good reason (an adverse change in compensation, a change and/or diminution in duties, a forced relocation, etc.); 2) any unvested options held by Mr. Rothey will become vested and he will have 90 days from termination or resignation to exercise any options he holds. The protections afforded Mr. Rothey will apply for a period of two months prior to any change in control and for a period of 12 months after any change in control. We are in the process of reducing the described amendment into a definitive document.

  Chief Financial Officer

        We entered into an employment letter agreement with Andrew P. Maunder, our Chief Financial Officer, in April 2005, pursuant to which Mr. Maunder receives an initial base salary of $200,000. Mr. Maunder currently receives a base salary of $207,000. As part of his employment agreement, Mr. Maunder received an option to purchase 58,333 shares of our common stock at an exercise price of $0.75 per share, with 25% vesting at the end of the first year, and the remainder vesting in 12 equal quarterly installments over a three-year period from April 2006. In October 2005, the Board approved a bonus to Mr. Maunder to address an expectation with respect to his stock option terms, payment of which is dependent on his continued employment with the Company. This bonus is payable in four equal installments of $82,000, the first two installments of which were paid on December 31, 2005 and April 26, 2006, and the balance of which will be payable on October 26, 2006 and April 26, 2007, but only if he remains employed by the Company on those dates. On February 16, 2006, the compensation committee of the Board of Directors approved a cash bonus in the amount of $40,000 payable immediately to Mr. Maunder related to his performance on behalf of the Company in 2005. Effective May 23, 2006, The Board of Directors approved an amendment to Mr. Maunder's employment agreement which provides that, in the event of a "change in control" of our company, 1) he will have the right to receive a lump sum payment equal to six months' base salary if he is terminated without cause or if he resigns for good reason (an adverse change in compensation, a change and/or diminution in duties, a forced relocation, etc; 2) any unvested options held by Mr. Maunder will become vested and he will have 90 days from termination or resignation to exercise any options he holds. The protections afforded Mr. Maunder will apply for a period of two months prior to any change in control and for a period of twelve 12 months after any change in control. We are in the process of reducing the described amendment into a definitive document.

  Chief Information Officer

        We entered into an employment letter agreement with Joseph A. Reed, our Chief Information Officer as of January 24, 2000. Mr. Reed currently receives an annual base salary of $207,000. As part of this agreement, Mr. Reed received an option to purchase 44,001 shares of our common stock at an exercise price of $1.50 per share, vesting in 16 equal quarterly installments over a four-year period. On February 16, 2006 the compensation committee of the board of directors approved a cash bonus in the amount of $40,000 payable immediately to Mr. Reed related to his performance on behalf of the Company in 2005. Effective May 23, 2006, The Board of Directors approved an amendment to Mr. Reed's employment agreement which provides that, in the event of a "change in control" of our company, 1) he will have the right to receive a lump sum payment equal to six months' base salary if he is terminated without cause or if he resigns for good reason (an adverse change in compensation, a change and/or diminution in duties, a forced relocation, etc.); 2) any unvested options held by Mr. Reed will become vested and he will have 90 days from termination or resignation to exercise any options he holds. The protections afforded Mr. Reed will apply for a period of two months prior to any change in control and for a period of 12 months after any change in control. We are in the process of reducing the described amendment into a definitive document.

  Chief Legal Officer

        In February, 2006, we entered into an employment letter with Brian J. Sisko, concerning his hire as the Company's Chief Legal Officer, Senior Vice President and General Counsel, pursuant to which Mr. Sisko received an initial annual base salary of $200,000. Mr. Sisko currently receives an annual base salary of $207,000. As part of this agreement, Mr. Sisko received an option to purchase 58,333 shares of our common stock at an exercise price of $12.13 per share, the closing price of our common stock on February 16, 2006, with 25% vesting at the end of the first year of his employment, and the remainder vesting in 12 equal quarterly installments over the following three-year period.

Effective May 23, 2006, The Board of Directors approved an amendment to Mr. Sisko's employment agreement which provides that, in the event of a "change in control" of our company, 1) he will have the right to receive a lump sum payment equal to six months' base salary if he is terminated without cause or if he resigns for good reason (an adverse change in compensation, a change and/or diminution in duties, a forced relocation, etc.); 2) any unvested options held by Mr. Sisko will become vested and he will have 90 days from termination or resignation to exercise any options he holds. The protections afforded Mr. Sisko will apply for a period of two months prior to any change in control and for a period of 12 months after any change in control. We are in the process of reducing the described amendment into a definitive document.

  Senior Vice President of Business Development

        Effective May 23, 2006, The Board of Directors approved a change in control agreement for Michael Nappi, our Senior Vice of Business Development, which provides that, in the event of a "change in control" of our company, 1) he will have the right to receive a lump sum payment equal to six months' base salary, if he is terminated without cause or if he resigns for good reason (an adverse change in compensation, a change and/or diminution in duties, a forced relocation, etc.); 2) any unvested options held by Mr. Nappi will become vested and he will have 90 days from termination or resignation to exercise any options he holds. The protections afforded Mr. Nappi will apply for a period of two months prior to any change in control and for a period of 12 months after any change in control. We are in the process of reducing the described agreement into a definitive document.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Governance

        The Compensation Committee is responsible to the Board of Directors (the "Board") of Traffic.com, Inc. (the "Company") and to stockholders for approving compensation awarded to the Company's Chief Executive Officer and its other executive officers. The Compensation Committee administers the Company's 2005 Long-Term Incentive Plan, its 1999 Long-Term Incentive Plan and its 1999 Non-Employees' Stock Plan and authorizes all equity awards under these plans. The Compensation Committee operates under a written charter adopted by the Board in August 2005 in contemplation of the Company's initial public offering. Prior to the adoption of this charter, the Board took primary responsibility for developing the Company's compensation policy and executive compensation packages. The full text of the Compensation Committee charter can be viewed on the Company's website at http://investor.traffic.com/governance.cfm under "Corporate Governance—Charter Information."

Compensation Philosophy

        The compensation arrangements established for the Company's executive officers are designed to attract, motivate and retain executives critical to the Company's long-term success and to the creation of stockholder value. The Company's philosophy is to encourage its key employees to focus on the achievement of annual and long-term performance goals that will enhance the Company's performance and stockholder value. We include a significant equity component in total compensation because we believe that equity based compensation aligns the long-term interests of employees with those of our stockholders. The Company also strives to keep overall compensation packages competitive in the marketplace.

        The Chief Executive Officer reviews annually the performance of the Company's executive officers and makes compensation recommendations to the Compensation Committee and the Board, based on his judgment of each executive officer's individual performance, the Company's performance and the compensation levels of non-executive employees. The Compensation Committee, and in the past the

Board, reviews these recommendations independently and approves, with any modifications it considers appropriate, annual salaries and salary increases, equity compensation and the appropriateness of any bonus payments.

        As a privately-held company until 2006, the Company's compensation packages for its executive officers have historically consisted primarily of base salary and long-term equity incentives, principally in the form of stock options. In 2004, the compensation package for the Company's Chief Executive Officer and each of the Named Executive Officers, as well as other executive officers of the Company, consisted of the following elements: (1) base salary, (2) long-term incentives, (3) other benefits, and (4) in certain cases, cash bonuses. More specific information about each of these elements follows.

Base Salary

        The Compensation Committee seeks to set base salaries at levels that reflect the individual executive's responsibilities and job performance and that are competitive with those paid to senior executives with comparable qualifications, experience and responsibilities at companies in the same or comparable industries. The minimum base salaries of Messrs. Verratti, Jannetta, Reed, Rothey and Maunder were established in their employment agreements. Increases in base salary have been made consistent with overall increases in base salary for the Company's employees generally and to reflect increased responsibility and promotions. The Company competes with a large and diverse number of companies in its industry and comparable industries for executive talent. The Compensation Committee believes that setting base salaries competitively is necessary to attract and retain the executive talent required to lead the Company.

Long-Term Incentives

        The Compensation Committee believes that long-term incentives in the form of stock options and restricted stock directly link the amounts earned by executive officers with the amount of appreciation realized by the Company's stockholders. The Compensation Committee considers long-term incentive grants as a means to attract and retain highly qualified executives and key personnel and has always included long-term incentives as a key component of the compensation package, consistent with practices throughout its industry. Long-term incentives are structured to encourage key employees to continue in the employ of the Company and to motivate performance that will meet the long-term expectations of stockholders. In determining the size of any equity award, the Compensation Committee considers the individual's management position, annual base salary, performance, potential contribution to the Company and his or her then equity interest in the Company. Stock option grants are generally made to executive officers at the time that they join the Company and may also be granted at other times in connection with, for example, promotions or as special performance awards. All stock option grants and restricted stock awards made to executive officers through December 31, 2005 have been made under the 1999 Long-Term Incentive Plan but future grants and awards will be made under the 2005 Long-Term Incentive Plan. The exercise price of each option granted in 2005 to employees, including executive officers, was equal to the fair market value of a share of common stock on the date of grant, as determined by the Board, and each such option expires ten years after the date of the grant. Each of these options vests over a four-year period. The Board has made one restricted stock award in the past, to the Company's Chief Executive Officer.

Other Benefits

        Executive officers are eligible to participate in programs that are generally made available to all salaried employees, including medical, dental, life, disability and a 401(k) plan. The Company does not "match" employee contributions to its 401(k) plan.

Cash Bonuses

        The Compensation Committee has not historically awarded material cash bonuses to executive officers. In 2005, the Board approved significant bonuses to two executive officers. In August 2005, the Board approved a $160,000 bonus to Robert Verratti, the Company's Chief Executive Officer, to cover any tax liability that Mr. Verratti may incur under Section 83(b) of the Internal Revenue Code with respect to his restricted stock award. In October 2005, the Board approved a bonus to Andrew Maunder, the Company's Chief Financial Officer, to address an expectation with respect to his stock option terms, payment of which is dependent on his continued employment with the Company. This bonus is payable in four equal installments of $82,000, the first and second of which was paid on December 31, 2005 and April 26, 2006, respectively, and the balance of which will be payable on October 26, 2006 and April 26, 2007, but only if he remains employed by the Company on those dates.

        In February 2006, the Board approved an aggregate of $185,000 in bonuses to certain executive officers of the Company, including a bonus of $60,000 to the Chief Executive Officer, in recognition of their accomplishments in 2005 and the completion of the Company's initial public offering in January 2006.

Chief Executive Officer Compensation

        Mr. Verratti's employment as the Company's Chief Executive Officer is governed by an employment agreement entered into on October 1, 2004, under which his annual base salary was set at $300,000 and remained at this level in 2005. In accordance with his employment agreement, Mr. Verratti received a grant under the 1999 Long-Term Incentive Plan of 432,214 shares of common stock at a purchase price of $0.75 per share. One-half of these shares vested immediately on November 1, 2004 and the balance of these shares were scheduled to vest in 12 monthly installments. The remaining installments were accelerated in full by the Board in August 2005. The Board determined to accelerate vesting of these shares principally for tax reasons and paid Mr. Verratti a bonus of $160,000 to cover any tax liability under Section 83(b) of the Internal Revenue Code. In addition, in February 2006, Mr. Verratti was awarded a bonus of $60,000 in recognition of his significant contributions to the Company in 2005, with regard to key management hires, growth in the Company's commercial traffic data services business, implementation of the Company's Internet and wireless strategic plan, and his successful efforts to secure additional debt financing, complete a private placement, and initiate and complete an initial public offering. Mr. Verratti's base salary has been increased to $310,500 for 2006, consistent with the overall increase in base salary for employees.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation exceeding $1 million in any taxable year that is paid to a publicly-held corporation's chief executive officer or to any of its four other most highly compensated executive officers. However, qualifying performance based compensation is not subject to the deduction limit if certain requirements are met. The Compensation Committee will review the potential effect of Section 162(m) periodically and will generally seek to structure the long-term incentive compensation granted to the Company's executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that the compensation attributable to awards granted will be treated as qualified performance based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes that such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Compensation Committee Report adopted March 17, 2006 (as of date of adoption) Samuel A. Plum (Chairman) Mark J. DeNino John H. Josephson

        In Spring of 2006, our Board commissioned a compensation review by an independent firm of consultants regarding the adequacy of our executive compensation packages in terms of the Company's ability to attract and retain management talent of the type deemed necessary for the future success of the Company. Based on this assessment and the deliberations of our Compensation Committee, the Compensation Committee approved amendments to the employment arrangements of each of Messrs, Verratti, Jannetta, Maunder, Reed, Rothey, Sisko and Nappi as further described under the heading Employment Agreements, Termination of Employment and Change in Control Arrangements.

COMPARISON OF TOTAL STOCKHOLDER RETURN

        Our common stock was not registered pursuant to Section 12 of the Exchange Act in 2005 as we completed our initial public offering in January 2006. We plan to furnish a stock performance graph in the proxy statement for our annual meeting in 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Other than as specifically detailed therein, the following table sets forth information, as of May 23, 2006, with respect to the beneficial ownership of our common stock:

  •
  each person who is known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors and executive officers; and

  •
  all of our directors and executive officers as a group.

        The following table is based on 20,408,941 shares of our common stock outstanding as of May 23, 2006. The amounts and percentages of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. Beneficial ownership includes shares of common stock issuable upon options and warrants exercisable within 60 days of May 23, 2006. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities as to which such person has an economic interest.

	Shares Beneficially Owned
Executive Officers and Directors(1)
	Number	Percent
Robert N. Verratti(2)	417,854	2.1%
David L. Jannetta(3)	1,822,008	8.7%
Christopher M. Rothey(4)	1,110,444	5.4%
Andrew Maunder(5)	14,583	*
Joseph A. Reed(6)	110,937	*
Mark J. DeNino(7)	7,737,653	36.6%
John H. Josephson(8)	22,916	*
George MacKenzie(9)	6,250	*
Samuel A. Plum(10)	22,916	*
Brian J. Sisko	0	*
Tom A. Vadnais(11)	6,250	*
Directors and executive officers as a group (11 persons)(12)	10,255,720	46.8%
5% Stockholders(1)
Entities affiliated with TL Ventures(13)	7,614,321	36.1%
Entities affiliated with Fred Alger Management, Inc.(14)	2,111,000	10.3%

*
Less than 1%.

(1)
Unless otherwise indicated, the address of each person named in the table below is c/o Traffic.com, Inc., 851 Duportail Road, Wayne, PA 19087. Information on beneficial ownership of 5% or more of our common stock is based on Forms 3 and 4 and a Schedule 13G filed with the SEC, as well as on our own internal records. To our knowledge, there are no additional beneficial owners of 5% or more of our common stock.

(2)
Includes 397,021 shares of common stock and 20,833 shares of common stock issuable on the exercise of vested options owned by Mr. Verratti.

(3)
Includes 367,917 shares of common stock held by Mr. Jannetta, 6,664 shares of common stock held by Mr. Jannetta's family, 50,580 shares of common stock held in trust for Mr. Jannetta's children and 380,756 shares issuable on the exercise of vested options owned by Mr. Jannetta; 559,743 shares of common stock and 147,132 shares of common stock issuable on the exercise of a warrant held by Convergence Capital, L.P.; and 309,216 shares of common stock held by Convergence Capital II, L.P. According to information provided by Convergence Capital, L.P. and Convergence Capital II, L.P., Mr. Jannetta could be deemed to have shared voting and dispositive power with respect to the shares of our common stock held by Convergence Capital, L.P. and Convergence Capital II, L.P.; however he disclaims beneficial ownership except to the extent of his indirect pecuniary interest therein. Does not include up to an aggregate of 47,472 shares of common stock which may be issuable upon the exercise of currently unvested options which may, under certain circumstances, become vested within the next 60 days as explained below under "Certain Relationships and Related Transactions—Transactions with Executive Officers and Directors."

(4)
Includes 1,666 shares of common stock and 92,687 shares issuable on the exercise of options owned by Mr. Rothey; 559,743 shares of common stock and 147,132 shares of common stock issuable on the exercise of a warrant held by Convergence Capital, L.P.; and 309,216 shares of common stock held by Convergence Capital II, L.P. According to information provided to be granted to by Convergence Capital, L.P. and Convergence Capital II, L.P., Mr. Rothey could be deemed to have shared voting and dispositive power of Convergence Capital, L.P. and Convergence Capital II, L.P.; however he disclaims beneficial ownership except to the extent of his indirect pecuniary interest therein.

(5)
Includes 14,583 shares of common stock issuable on the exercise of vested options.

(6)
Includes 11,333 shares of common stock and 99,604 shares issuable on the exercise of vested options.

(7)
Based on a Form 3 filed with the SEC on January 25, 2006 and a Form 4 filed with the SEC on February 1, 2006 (the "DeNino Forms"), by Mr. DeNino, TL Ventures III L.P., TL Ventures III Offshore L.P., TL Ventures III Interfund L.P., TL Ventures IV L.P. and TL Ventures IV Interfund L.P, as well as on our own internal records. According to the DeNino Forms, Mr. DeNino is the owner of record of 117,082 shares of common stock and 6,250 shares of common stock issuable on the exercise of vested options; TL Ventures III L.P. is the owner of record of 1,266,480 shares of common stock and 210,528 shares of common stock issuable on the exercise of warrants; TL Ventures III Offshore L.P. is the owner of record of 265,102 shares of common stock and 44,067 shares of common stock issuable on the exercise of warrants; TL Ventures III Interfund L.P. is the owner of record of 41,353 shares of common stock and 6,873 shares of common stock issuable on the exercise of warrants; TL Ventures IV L.P. is the owner of record of 5,202,762 shares of common stock and 428,354 shares of common stock issuable on the exercise of warrants; and TL Ventures IV Interfund L.P. is the owner of record of 137,484 shares of common stock and 11,318 shares of common stock issuable on the exercise of warrants. According to the DeNino Forms, Mr. DeNino may be deemed with the other members or stockholders of the ultimate respective general partners of the funds to have shared voting and dispositive power over the shares of stock held by TL Ventures; however, he disclaims beneficial ownership of all shares except to the extent of his indirect pecuniary interest therein.

(8)
Includes 22,916 shares of common stock issuable on the exercise of vested options.

(9)
Includes 6,250 shares of common stock issuable on the exercise of vested options.

(10)
Includes 22,916 shares of common stock issuable on the exercise of vested options.

(11)
Includes 6,250 shares of common stock issuable on the exercise of vested options.

(12)
See notes 1 through 11 above.

(13)
Based on a Form 3 filed with the SEC on January 25, 2006 and a Form 4 filed with the SEC on February 1, 2006 (the "TL Forms"), by TL Ventures III L.P., TL Ventures III Offshore L.P., TL Ventures III Interfund L.P., TL Ventures IV L.P. and TL Ventures IV Interfund L.P., as well as on our own internal records According to the TL Forms, TL Ventures III L.P. is the owner of record of 1,266,480 shares of common stock and 210,528 shares of common stock issuable on the exercise of warrants; TL Ventures III Offshore L.P. is the owner of record of 265,102 shares of common stock and 44,067 shares of common stock issuable on the exercise of warrants; TL Ventures III Interfund L.P. is the owner of record of 41,353 shares of common stock and 6,873 shares of common stock issuable on the exercise of warrants; TL Ventures IV L.P. is the owner of record of 5,202,762 shares of common stock and 428,354 shares of common stock issuable on the exercise of warrants; and TL Ventures IV Interfund L.P. is the owner of record of 137,484 shares of common stock and 11,318 shares of common stock issuable on the exercise of warrants.

  According to the TL Forms, TL Ventures III Interfund L.P. and TL Ventures III L.P., TL Ventures III Manager LLC is a General Partner of TL Ventures III General Partner L.P., the General Partner of TL Ventures III Interfund L.P., and TL Ventures Management III L.P., the General Partner of TL Ventures III L.P. TL Ventures III Manager LLC's members are Robert E. Keith, Jr., Gary J. Anderson, Mark J. DeNino and Christopher Moller and may be deemed to have shared voting and dispositive power over the shares held by those funds.

  According to the TL Forms, TL Ventures III Offshore L.P., TL Ventures III Offshore Ltd. is a General Partner of TL Ventures III Offshore Partners L.P., the General Partner of TL Ventures III Offshore L.P.. TL Ventures III Offshore Ltd.'s stockholders are Robert E. Keith, Jr., Gary J. Anderson, Mark J. DeNino and Christopher Moller and may be deemed to have shared voting and dispositive power over the shares held by that fund.

  TL Ventures III Manager LLC, TL Ventures III Offshore Ltd. and Mark J. DeNino disclaim beneficial ownership of all shares except to the extent of any indirect pecuniary interest therein.

  According to the TL Forms, TL Ventures IV Interfund L.P. and TL Ventures IV L.P., TL Ventures IV LLC is a General Partner of TL Ventures IV Interfund L.P., and TL Ventures Management IV L.P., the General Partner of TL Ventures IV L.P. TL Ventures IV LLC's members are Robert E. Keith, Jr., Gary J. Anderson, Mark J. DeNino and Christopher Moller and may be deemed to have shared voting and dispositive power over the shares held by those funds.

  TL Ventures IV LLC and Mark J. DeNino disclaim beneficial ownership of all shares except to the extent of any indirect pecuniary interest therein.

(14)
Based on a Schedule 13G filed with the SEC on May 10, 2006 by Fred Alger Management, Inc. and Fred M. Alger III (The"Alger Form") and our internal records. According to the Alger Form, Fred Alger Management and Fred M. Alger III own 2,111,000 shares of common stock over which they have sole voting and dispositive power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Other than as described elsewhere here, in 2005 and since then through the date of this proxy statement, we engaged in the following transactions with our directors and officers and holders of more than 5% of our voting securities and affiliates of our directors, officers and 5% stockholders:

Indebtedness of Management

        On October 1, 2004, as part of an executive loan program then in effect to enable officers to purchase our shares, we made a loan of $324,161 to our chief executive officer, Robert N. Verratti, to purchase 432,214 shares of our common stock. This loan accrued interest at a rate of 4% per annum. Mr. Verratti's loan was repaid in full, together with accrued interest thereon, on August 29, 2005. Under that program, we also made several loans to our president, David L. Jannetta. On December 31, 2000, we made a loan to Mr. Jannetta of $31,250 to exercise options to purchase 41,666 shares of our common stock; on January 1, 2001, we made a loan of $16,625 to Mr. Jannetta to exercise options to purchase 4,166 shares of our common stock; and on April 16, 2001, we made a loan of $93,484 to Mr. Jannetta to assist with a federal income tax obligation incurred in connection with the exercise of options. These loans accrued interest at the mid-term borrowing rate prescribed by the Internal Revenue Service, compounded annually. The aggregate outstanding amount (principal and interest) of Mr. Jannetta's loans totaled $170,586 (principal and interest) as of December 31, 2005. All of Mr. Jannetta's loans have since been repaid in full. Our executive loan program was terminated as of August 31, 2005 such that no future loans will be issued.

Transactions with 5% or Greater Stockholders

        On or before August 30 2005, we obtained irrevocable, binding commitments from existing stockholders to purchase 5,042,090 shares of our Series F convertible preferred stock at $3.00 per share for an aggregate price of $15.1 million, which we refer to as the Series F financing. The Series F financing closed in September 2005. Purchasers of our Series F convertible preferred stock included Mark DeNino, David L. Jannetta and various TL Ventures entities.

        On October 28, 2005, we entered into a settlement agreement with Internet Capital Group, Inc., ICG Holdings, Inc. and related entities, or ICG, and various TL Ventures entities, with respect to pending litigation. Under this agreement, in exchange for mutual releases and agreement to dismiss the litigation, we issued to ICG 300,562 shares of our common stock and agreed to permit ICG to grant to the underwriters in our recently completed initial public offering the right to purchase up to 66,666 shares of our common stock owned by ICG, by February 24, 2006, to cover any over-allotments. Given that TL Ventures, through its affiliates entities, constitutes our largest investor and was the lead investor in the Series E convertible preferred stock financing, various TL Ventures entities were made parties to the settlement agreement solely for purposes of obtaining mutual releases with ICG.

        On November 17, 2005, we, Santa Fe Technologies, Inc. and TL Ventures L.P. entered into a settlement agreement with respect to our litigation. Under this agreement, we and TL Ventures L.P. agreed to pay to Santa Fe Technologies an aggregate of $14.25 million in settlement of the litigation, one-half to be paid within 30 days of the date of the settlement agreement and the other half to be paid within 60 days of the date of the settlement agreement. Upon receipt of the full settlement amount, Santa Fe Technologies agreed to execute a general release of us and TL Ventures L.P., and our respective officers, directors, agents, employees and affiliates, and to dismiss the litigation. Also on November 17, 2005, we entered into an agreement with TL Ventures L.P. specifying that each of us will pay one-half of the settlement amount, or $7.125 million each. TL Ventures L.P. made the first settlement payment to Santa Fe Technologies in December 2005 and we made the second payment in January 2006.

Investor Rights Agreement

        We have entered into a Fourth Amended and Restated Investors Rights Agreement with the purchasers of our outstanding preferred stock and certain individuals, including Mr. DeNino and Mr. Jannetta. Certain of our directors, including entities with which they are affiliated, executive officers and holders of our capital stock are parties to this agreement. Stockholders who are a party to this agreement are provided certain rights to demand registration of shares of common stock and to participate in a registration of our common stock that we may decide to do, from time to time. These registration rights survived our initial public offering and will terminate as to any holder at the earlier of such time as all of such holders' securities can be sold immediately may be sold immediately under Rule 144 without regard to any volume limitations thereunder and the five-year anniversary of our initial public offering.

Transactions with Executive Officers and Directors

        On August 23, 2005, the Board of Directors approved paying a bonus of $160,000 to Robert N. Verratti, our Chief Executive Officer, to cover any tax liability that Mr. Verratti may incur under Section 83(b) of the Internal Revenue Code with respect to his restricted stock.

        On October 17, 2005, the Board of Directors approved paying a bonus to Andrew Maunder, our Chief Financial Officer, based on his tenure with us consisting of a payment of $82,000 on each December 31, 2005 and April 25, 2006, both of these have been paid, and each of the following two dates if he is still employed by us on those dates: (i) October 25, 2006; and (ii) April 25, 2007.

        On February 16, 2006, the Compensation Committee of the Board of Directors approved paying bonuses in the following amounts to certain of the Company's executive officers for their performance on behalf of the Company in 2005: Mr. Verratti—$60,000, Mr. Rothey—$45,000, Mr. Maunder—$40,000, and Mr. Reed—$40,000. Such bonus payments were made on or about February 28, 2006.

        In connection with the Company's obligation to comply with the Nasdaq requirement that a majority of the members of the Company's Board of Directors be "independent" by January 24, 2007, Mr. Jannetta and the Company agreed, effective May 23, 2006, that he will voluntarily resign from the Board of Directors prior to January 24, 2007, most likely upon the appointment of an additional "independent" director to the Board of Directors who will replace Mr. Jannetta on the Board. In connection with this arrangement, The Company has agreed with Mr. Jannetta that, upon his resignation from the Board, the Company will cause to be vested one-half of the unvested options which he held as of May 23, 2006. Mr. Jannetta's resignation from the Board will not have any impact on his status as a member of the Company's senior management. As of the date hereof, Mr. Jannetta holds the following unvested options: 9,375 options at an exercise price of $4.50; and 106,797 options at an exercise price of $.75.

        On March 22, 2006, the Board of Directors approved a retainer agreement between the Company and Allen & Company, LLC. (Allen). This retainer agreement updates and replaces an agreement previously in place between the Company and Allen covering similar services. Pursuant to the new agreement, Allen will act as exclusive financial advisor to the Company. This retainer agreement provides that Allen shall act on behalf of the Company if and when situations may arise where the Company has the opportunity to become involved in discussions regarding potential acquisitions of other companies, potential mergers or acquisitions and/or potential sales of or by the Company. For their services under this retainer arrangement, Allen would receive fees equal to 2% of 1) the value of the consideration received by the Company and/or its shareholders in any such transaction(s) and/or 2) the value of the consideration paid by the Company in any such transaction(s) where Allen's services are utilized. No fees are payable under this retainer unless a transaction or transactions occur, and then only if and when consideration is actually received or paid. Such retainer agreement also provides for reimbursement of expenses related to the services to be provided; and standard indemnification of Allen by the Company in the event of certain claims made against Allen in connection with their services. The retainer agreement is for an initial term of twelve months, subject to extension pursuant to mutual agreement by the parties. John Josephson, a member of the Board of Directors, is a managing director of Allen.

Section 16(a) Beneficial Ownership Reporting Compliance

        Our common stock became registered pursuant to Section 12 of the Exchange Act in January 2006. As a result of such registration, Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file reports with the SEC. Such reports include initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

        Since our directors, executive officers and the holders of more than 10% of our common stock did not become subject to Section 16(a) until January 2006, they were not required to file reports under Section 16(a) for the fiscal year ended December 31, 2005.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

        Any stockholder proposal intended to be presented at Traffic.com's 2007 annual meeting of stockholders must conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals. The proposal must be received in writing by us, at our principal executive offices at 851 Duportail Road, Wayne, Pennsylvania 19087, for inclusion in Traffic.com's proxy, notice of meeting and proxy statement relating to its 2007 annual meeting. The proposal should be sent to the attention of our Secretary, Brian J. Sisko.

        Under our Amended and Restated Bylaws, a stockholder proposal intended to be included in the proxy material for the 2007 annual meeting must generally be received by us not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 20 days or delayed by more than 60 days, from the anniversary of the preceding year's annual meeting, a stockholder's notice must be received not earlier than 120 days prior to the annual meeting and not later than the close of business on the later of (i) 90 days prior to the annual meeting and (ii) ten days following the date on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Any such proposal must also comply with the other provisions contained in Traffic.com's Amended and Restated Bylaws relating to stockholder proposals.

  Notice of a proposed item of business must include:

  •
  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting this business at the Annual Meeting;

  •
  the stockholder's name and address as it appears in the Company's records;

  •
  the class and number of shares of stock beneficially owned by the stockholder;

  •
  a description of all arrangements or understandings between such stockholder, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interests of the stockholder in this business; and

  •
  a representation from the stockholder that they intend to appear in person or by proxy at the annual meeting to bring such business before the Annual Meeting.

        Any director nomination by a stockholder must include the following information about the nominee:

  •
  name;

  •
  age;

  •
  business and, if known, residence address;

  •
  principal occupation or employment;

  •
  the class and number of shares of stock beneficially owned by the nominee;

  •
  any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of directors; and

  •
  a signed consent of the nominee to serve as a director of the Company, if elected;

  and the following information from the nominating stockholder:

  •
  the stockholder's name and address as it appears in the Company's records;

  •
  the class and number of shares of stock beneficially owned by the stockholder;

  •
  a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

  •
  a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice; and

  •
  a representation whether the stockholder intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination.

        Please note that the Board of Directors may require any proposed director nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Company.

ANNUAL REPORT ON FORM 10-K

        We will furnish without charge to any stockholder, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2005. Requests for this report should be addressed to Investor Relations, Traffic.com, Inc., 851 Duportail Road, Wayne, Pennsylvania 19087. You may also obtain a copy of our Annual Report on Form 10-K from our website at www.traffic.com or from the SEC's website at www.sec.gov.

OTHER MATTERS

        The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that shown above. However, if any business is properly brought before the Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote the proxy in respect of any such business in accordance with their best judgment pursuant to the discretionary authority conferred thereby.

May 24, 2006

APPENDIX A

Audit Committee Charter

Traffic.com, Inc.

Audit Committee Charter

        This document sets forth the Charter of the Audit Committee of the Board of Directors (the "Board") of Traffic.com, Inc. (the "Company").

Purpose

        The purpose of the Audit Committee is to assist the Board in overseeing:

  •
  the Company's accounting and financial reporting principles and policies and its internal controls and procedures regarding finance, accounting and legal compliance;

  •
  the Company's financial statements and financial information to be provided to stockholders; and

  •
  the independence, qualifications and performance of the Company's independent auditors and the independent audit.

Structure and Membership

        Number.    The Audit Committee shall consist of at least three members of the Board.

        Independence.    Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market ("Nasdaq") and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be "independent" as defined by the applicable Nasdaq rules and such Act.

        Financial Literacy.    Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. From and after the date of the Company's first annual report filed with the Securities and Exchange Commission (the "SEC"), unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Audit Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

        Chair.    Unless the Board elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote. The Chair of the Audit Committee must be independent as defined by Nasdaq rules.

        Compensation.    The compensation of Audit Committee members shall be as determined by the Board. No member of the Audit Committee may receive any consulting, advisory or other compensatory fee from the Company, other than fees paid in his or her capacity as a member of the Board or a committee of the Board.

        Selection and Removal.    Members of the Audit Committee shall be appointed by the Board, upon the recommendation of the Nominations Committee. The Board may remove members of the Audit Committee from such committee at any time, with or without cause.

Authority and Responsibilities

        General.    The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. The Audit Committee shall further assist the Board in overseeing the compliance by the Company with legal and regulatory requirements relating to the foregoing. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

Oversight of Independent Auditors

        Selection.    The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

        Independence.    The Audit Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the independent auditor.

        Audit Plan.    The Audit Committee shall review the independent auditors' audit plan to discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

        Compensation.    The Audit Committee shall have sole and direct responsibility for setting and approving the compensation of the independent auditor.

        Oversight.    The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate but no less frequently than annually, obtain and review the reports required to be made by the independent auditor pursuant to Section 10A(k) of the Securities Exchange Act of 1934 regarding:

  •
  critical accounting policies and practices;

  •
  alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

  •
  other material written communications between the independent auditor and Company management, including without limitation any management letters and responses thereto.

        Preapproval of Services.    The Audit Committee shall preapprove all services (audit and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

Review of Audited Financial Statements

        Discussion of Audited Financial Statements.    The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380) requires discussion.

        Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

        Audit Committee Report.    The Audit Committee shall prepare an annual committee report, in accordance with applicable SEC rules, for inclusion in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Statements and Financial Disclosures

        Independent Auditor Review of Interim Financial Statements.    The Audit Committee shall direct the independent auditor to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the independent auditor's review of interim financial information which are required to be discussed by Statements on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

        Internal Audit Department and Legal Compliance.    The Audit Committee annually shall review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies. The Audit Committee also shall review significant reports prepared by the Company's internal audit department together with management's response and follow-up to these reports and shall review the appointment, performance, and replacement of the senior internal audit executive.

Controls and Procedures

  •
  Oversight. The Audit Committee shall:

  •
  coordinate the Board' oversight of the Company's internal accounting controls, the Company's disclosure controls and procedures, and the Company's code of conduct;

  •
  review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles;

  •
  review the financial, investment and risk management policies followed by the Company in operating its business activities; and

  •
  receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

        Procedures for Complaints.    The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        Related-Party Transactions.    The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. A "related party transaction" shall be a transaction required to be disclosed pursuant to SEC Regulation S-K, Item 404.

        Additional Powers.    The Audit Committee shall have such other duties as may be delegated from time to time by the Board.

Procedures and Administration

        Meetings.    The Audit Committee shall meet at least four times each year. In addition, the Audit Committee will meet at any time that the independent auditor believes that communication to the Audit Committee is required. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business by the Audit Committee. The Audit Committee shall meet at least once annually separately with (i) the independent auditor and (ii) the Company's CEO, CFO, controller, and such other management as the Audit Committee requests. The Audit Committee may additionally meet with other employees of the Company as it deems appropriate. The Audit Committee shall keep minutes of its meetings.

        Subcommittees.    The Audit Committee may form and delegate its authority to one or more subcommittees as it deems appropriate from time to time under the circumstances, each such subcommittee consisting of one or more members of the Audit Committee. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

        Reports to Board.    The Audit Committee shall report regularly to the Board.

        Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

        Independent Advisors.    The Audit Committee shall have the authority to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities and powers. Such independent advisors may be the regular advisors to the Company.

        Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

        Funding.    The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of:

  •
  compensation of the independent auditor as established by the Audit Committee;

  •
  compensation of any independent legal, accounting and other advisors engaged by the Audit Committee; and

  •
  ordinary administrative expenses of the Audit Committee that are deemed necessary or appropriate by the Audit Committee to carry out its duties.

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

TRAFFIC.COM, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

Annual Meeting of Stockholders June 27, 2006

The undersigned stockholder of TRAFFIC.COM, INC. (“Traffic.com”), revoking all previous proxies, hereby constitutes and appoints Brian J. Sisko and Relland Winand, and each of them acting individually, as the agents and proxies of the undersigned, with full power of substitution in each, for and in the name and stead of the undersigned, to attend the 2006 Annual Meeting of Stockholders of Traffic.com to be held on Tuesday, June 27, 2006 at 9:00 A.M., local time, at Wyndham Valley Forge Suites, 888 Chesterbrook Blvd., Wayne Pennsylvania 19087, and to vote all shares of common stock of Traffic.com which the undersigned would be entitled to vote if personally present at the 2006 Annual Meeting, and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the matters set forth on the reverse side hereof:

This Proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the 2006 Annual Meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ANNUAL REPORT, NOTICE OF THE 2006 ANNUAL MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said agents and proxies may do by virtue hereof and hereby confirms that this Proxy shall be valid and may be voted whether or not the stockholder’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

(Continued and to be signed on reverse side.)

1.	Election of three Class I Directors

Nominees: Mark J. DeNino, Samuel A. Plum and Tom A. Vadnais

	☐	FOR all nominees.
	☐	WITHHOLD all nominees.
	☐	FOR, except vote withheld from the following nominee(s):
.

2.	The ratification of the appointment of Ernst & Young independent certified public accountants, as auditors for Traffic.com for the year ending December 31, 2006.

	☐ FOR ☐	AGAINST	☐	ABSTAIN

3.	In their discretion, the proxies will vote on such other business as may properly come before the 2006 Annual Meeting.

	☐	Please check here if you plan to attend the 2006 Annual Meeting in person.

NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Please sign this Proxy exactly as name(s) appear in address below. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. Corporations please sign with full corporate name by a duly authorized officer and affix the corporate seal.

Signature(s)	Date

QuickLinks

TABLE OF CONTENTS
ABOUT THE MEETING
ELECTION OF DIRECTORS Proposal No. 1
FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
RATIFICATION OF INDEPENDENT ACCOUNTANTS Proposal No. 2
DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN KEY EMPLOYEES
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPARISON OF TOTAL STOCKHOLDER RETURN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS
APPENDIX A Audit Committee Charter
Traffic.com, Inc. Audit Committee Charter